UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2016

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2016, the Board of Directors (the "Board") of MobileSmith, Inc. (the "Company") approved grants of options under the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) to senior executive officers and non-management employees to purchase a total of 1,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

In all cases, the options granted by the Board have a four-year term and are scheduled to vest on a quarterly basis, in 12 equal quarterly installments at the end of each quarter, beginning with the quarter ending December 31, 2016. The options have an exercise price per share equal to $1.49, which was the closing price per share of the Company's Common Stock on November 21, 2016, the grant date. The form of Stock Option Award Agreement for the stock option grants is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

From the above grants, Amir Elbaz, the Company’s Executive Chairman of the Board received options to purchase 190,0000 shares of the Company’s Common Stock; Bob Dieterle, the Company’s President and Chief Operating Officer, received options to purchase 175,000 shares; Gleb Mikhailov, the Company’s Chief Financial officer, received options to purchase 135,000 shares. The Board also awarded under the 2016 Plan options for 1,000,000 shares of the Company’s Common Stock to non-management employees of the Company.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1 Form of Stock Option Award Agreement

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.

MobileSmith Inc.

Date: November 28, 2016	By:	/s/ Gleb Mikhailov
	Name:	Gleb Mikhailov
	Title:	Chief Financial Officer